SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  Form 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)   May 19, 1994

                     ARIZONA PUBLIC SERVICE COMPANY
           (Exact name of registrant as specified in its charter)

    Arizona                     1-4473               86-0011170
(State or other              (Commission         (IRS Employer
jurisdiction of              File Number)        Identification Number)
incorporation)


400 North Fifth Street, P.O. Box 53999, Phoenix, Az        85004
(Address of principal executive offices)                (Zip code)


    Registrant's telephone number, including area code (602)250-1000


                                  NONE
     (Former name or former address, if changed since last report)

ITEM 5.   Other Events

    As previously reported, on March 21, 1994, the Secretary of Labor issued a final order approving a settlement agreement between Arizona Public Service Company (the "Company") and a former contract employee who had raised a U.S. Department of Labor claim. See "Palo Verde Nuclear Generating Station" in Part II, Item 5 in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994. On May 19, 1994 the Secretary of Labor rescinded the order of March 21, 1994 and remanded the matter to the responsible Administrative Law Judges ordering them to submit new recommended orders (i) clarifying specifically the scope of the settlement agreement and (ii) clarifying the extent to which any claims by the former contract employee remain unresolved by the settlement agreement. The Company currently expects that the settlement agreement, as originally approved, will ultimately be approved by the Secretary of Labor.


                                 SIGNATURES


         Pursuant  to the requirements of the Securities Exchange Act of

1934, the Company has duly caused this report to be signed  on its behalf by the undersigned hereunto duly authorized.



                                ARIZONA PUBLIC SERVICE COMPANY
                                        (Registrant)



Dated:     May 23, 1994         By Nancy E. Newquist
       ---------------------       -----------------
                                   Nancy E. Newquist
                                   Treasurer